EXHIBIT 10.1

            AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as this "Agreement") is entered into this 17th day of November, 2000, by and between TRAVEL DYNAMICS, INC., a Nevada corporation (hereinafter "TDI"), COLUMBUS COMPANIES, INC., a Utah corporation (hereinafter "Columbus"), and I MARK FALDMO, an individual resident of Davis County, Utah, and D. LARRY GELWIX, an individual resident of Salt Lake County, Utah (collectively referred to herein as the "Shareholders"), based on the following premises.

                          Premises

     A. The Shareholders are the owners of 100% of the equity interest in Columbus (the "Columbus Stock").

     B. This Agreement provides for the acquisition of TDI of all the issued and outstanding shares of Columbus Stock currently held by the Shareholders solely in exchange for voting shares of the common stock of TDI, par value $0.001 per share (the "TDI Common Stock"), on the terms and conditions hereinafter provided, all for the purpose of effecting a "tax free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. Each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the acquisition and also to prescribe certain conditions thereto.

                          Agreement

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for an in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

                          ARTICLE I
                       THE ACQUISTION

     Section 1.01 Terms of the Acquisition. The acquisition of Columbus as a wholly-owned subsidiary of TDI shall be completed, subject to all of the terms, covenants, and conditions set forth in this Agreement, by the issuance of 750,000 shares of TDI Common Stock to the Shareholders in exchange for all shares of Columbus Stock, which represent 100% of the equity interest in Columbus. The TDI Common Stock shall be issued in the names and denominations set forth on Schedule 1.01 attached hereto and incorporated herein by this reference.

     Section 1.02 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall be held contemporaneously with the execution hereof on November 17, 2000 (the "Closing Date"). Such Closing shall take place at such time and location as may be mutually acceptable to the parties hereto and their respective legal counsel.

     Section 1.03   Closing Events.  At the Closing:

          (a) The Shareholders shall deliver the original certificates representing all of the issued and outstanding
     Columbus Stock, duly executed in blank, for transfer to TDI.

          (b)  TDI shall deliver the original of the
     certificates representing 750,000 shares of common stock of TDI, registered in the names and denominations set for on Schedule 1.01.

          c    The current directors of Columbus shall
     resign and nominees of TDI shall be appointed to be the board of directors of Columbus. Mark Faldmo and Larry Gelwix, among others, shall be appointed as members of the board of directors of Columbus. All current officers of Columbus shall resign and the new board of directors shall appoint the officers of Columbus. Mark Faldmo shall be appointed as the President and Larry Gelwix shall be appointed as Executive Vice President of Columbus. The appointments of Mark Faldmo and Larry Gelwix hereunder as officers and directors of Columbus shall be effective until there removal from office or until their respective successors are elected and qualified.

          (d) Mark Faldmo and Larry Gelwix shall each enter into an employment agreement with TDI in form and substance approved by the new board of directors of Columbus.


          (e) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                         ARTICLE II
   REPRESENTATIONS, COVENANTS, AND WARRANTIES OF COLUMBUS

         As an inducement to, and to obtain the reliance of, TDI, Columbus represents and warrants as follows:

         Section 2.01    Organization.  Colubus is a
     corporation duly organized, validly existing, and in good standing under the laws of the state of Utah and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted. There is no jurisdictions in which Columbus is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would no have a material adverse effect on the business or properties of Columbus. Included in the Columbus Schedules or otherwise delivered to TDI in the due diligence materials are complete and correct copies of Columbus' articles of incorporation and bylaws as in effect on the date hereof.

         Section 2.02    Authorization.  The board of
     directors and shareholders of Columbus have authorized the execution and delivery of this Agreement by Columbus and have approved the consummation of the transactions contemplated hereby. Included in the Columbus Schedules is a signed copy of a consent duly adopted by the board of directors of Columbus evidencing such approval. This Agreement is the legal, valid, and binding agreement of Columbus enforceable between the parties in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Columbus' articles of incorporation bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions herein contemplated. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or governmental body or any other person is required in connection with the execution and delivery by Columbus of this Agreement and the consummation by Columbus of the transactions contemplated hereby.

         Section 2.03    Capitalization.  All issued and
     outstanding Columbus Stock is held by the Shareholders as set forth in Schedule 2.03. There are no options, rights, convertible securities, calls, or commitments to which Columbus is a party or to which it is subject requiring the issuance of the Columbus Stock. All issued and outstanding shared of Columbus are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

         Section 2.04    No Subsidiary or Presecessor.
     Columbus does not own, beneficially or of record, any equity securities in any other entity. Since inception, Columbus has not had any predecessor, as that term is defined under United States generally accepted accounting principles ("GAAP").

         Section 2.05    Financial Information.

               (a) Included in the Columbus Schedules are the audited balance sheets of Columbus as of December 31, 1999 and 1998, and the related audited statements of operations and cash flows for the periods then ended. Also included is the unaudited balance sheet as of September 30, 2000, and the related unaudited statement of operations for the nine months then ended.


               (b) Such financial informations has been prepared in accordance with GAAP, except as disclosed in the Columbus Schedules. Columbus did not have, as of the date of the most recent balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet prepared in accordance with GAAP. All assets reflected on the most recent balance sheet present fairly the assets of Columbus, as of the date of such balance sheet. The statement of operations for the nine months ended September 30, 2000, presents fairly the information required to be set forth therein in accordance with GAAP.

               (c) Columbus has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxed currently due to any governmental agency that have not been paid. Columbus does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the Columbus Schedules and all such dates and years and periods prior thereto and for which Columbus may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxed accrued but not yet due and payable. None of the tax returns of Columbus has been audited or is currently being audited by any governmental agency. Columbus has not made any tax election which would have a material adverse effect on Columbus, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are not outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Columbus.

                    (d) The books and records, financial and otherwise, of Columbus are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Columbus. Columbus has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets;
         (iii) access to assets have permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

               (e) Except as set forth in the Columbus Schedules, the balance sheet included in the Columbus Schedules, or in the notes thereto, Columbus (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Columbus, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Columbus for the total dollar amount thereof show on the books of Columbus and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Columbus balance sheets arose in the ordinary course of business and are, net of any reserves show on the balance sheet, collectible in full in all material respects on the continuation of litigation and in any event not later than ninety (90) days after the date billed.

         Section 2.06  Absence of Certain Changes or
   Events. Except as set forth in this Agreement or in the Columbus Schedules, or otherwise disclosed to TDI in writing in the due diligence materials, since the date of the balance sheet included in the Columbus Schedules:

               (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Columbus, except for changes occurring as a result of transactions in the normal course of business of Columbus, or (ii) any damage, destruction, or loss to Columbus (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Columbus;

               (b) Columbus has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Columbus; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder;
          (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;


               (c) Columbus has not (i) granted or agreed any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Columbus Schedules and current liabilities incurred since that date in the ordinary course of business;
          (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights ( except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Columbus; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

               (d) Columbus has not become subject to any law or regulation which materially and adversely affects, of may in the future materially and adversely affect, the business, operations, properties, assets, or condition of Columbus.

          Section 2.07 Inventories.  The inventories of
   Columbus (including raw materials, supplies, work-in-process, finished goods and other materials), a description of which shall be included in the Columbus
   Schedules, are in good, merchantable and usable condition.

         Section 2.08 Real Property Interests. Columbus owns no fee interest in any real property, options to acquire any such interest, or easements, rights of way, or similar rights with respect to real property used in or relating to the operation of its business. A complete and accurate list of each lease or similar agreement under which Columbus is lessee of, or holds or operates, any real property owned by any third person and used in or relating to Columbus' business shall be included in the Columbus Schedules or has been otherwise delivered to TDI in writing in the due diligence materials. The real property and improvements owned or leased by Columbus are in good operating condition and repair and are suitable for the purposes for which they are being used. All leases in which Columbus holds an interest are in full force and effect, have an unexperienced term as set forth in the lease agreements, and there is no outstanding default or event that, with the passage of time or notice, would constitute a default on behalf of Columbus or any other party to the lease agreements.

         Section 2.09 Personal Property.  Included in the
   Columbus Schedules is a completed and accurate list (in the form of a depreciation schedule) of all tangible and intangible property owned or leased by Columbus with a value in excess of $1,000 (except that included within the definition of Intellectual Property as set forth in section 2.11) and used in or relating to the operation of Columbus' business. The tangible property owned or leased by Columbus is in good operating condition and repair and is suitable for the purposes for which it is being used. All leases for tangible property are in full force and effect, have an unexpired term as set forth in the lease agreements, and there is no outstanding default or event that with the passage of time or notice would constitute a default, on behalf of Columbus or any other party to the lease agreements.

         Section 2.10 Title to Property. Columbus has good and marketable title to all if its properties, inventory, know-how, interests in properties, and assets which are reflected in the most recent balance sheet included in the Columbus Schedules, or are used in Columbus' business, or acquired after the date, free and clear of all liens, pledges, charges, mortgages, security interests, royalties, or encumbrances, except as describe in the Columbus Schedules.

         Section 2.11 Intellectual Property. Included in the Columbus Schedules is a complete and accurate list of all of the trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by or used in connection with the business of Columbus, including all domain names, source and object codes, copyrights, patents, paten applications, registrations, and applications with respect thereto (collectively the "Intellectual
   Property").  Except as set forth in the Columbus
   Schedules, Columbus owns the entire right, title, and interest in and to such Intellectual Property, and such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Except as set forth in the Columbus Schedules, none of the employees or former employees for Columbus owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. To the best knowledge of Columbus, none of the Intellectual
   Property is subject to any order, decree, judgment, stipulation, settlement, encumbrance, or attachment.
   There are no pending or threatened proceedings, litigation, or other adverse claims of which Columbus is aware affecting or with respect to the Intellectual
   Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of business of Columbus as now being conducted.

         Section 2.12 Litigation and Proceedings. Except as set forth in the Columbus Schedules (which reflect the manner in which each item is treated for financial reporting purposes), there are no actions, suits, or proceedings pending or, to the knowledge of Columbus, threatened by or against, or affecting Columbus or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind;
   Columbus does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         Section 2.13 Contracts.

               (a) Included in the Columbus Schedules or otherwise delivered to TDI in writing in the due diligence materials is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Columbus is a party or by which its assets or properties are bound, which calls for the payment by Columbus of more than $1,000 a month, or $12,000 in the aggregate;

               (b) Except as described in the Agreement or in the Columbus Schedules, Columbus is not a party to or bound by, and the properties of Columbus are not subject to, any contract, agreement, or other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which material and adversely affects, or in the future may (as far as Columbus can now reasonable foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Columbus; and

               (c) Except as included or described in the Columbus Schedules, otherwise disclosed to TDI in writing in the due diligence materials or reflected in the accompanying Columbus balance sheet, Columbus is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater that $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000;
         (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present of former officer or director of Columbus whose compensation was or is greater than $5,000 per month; (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

          Section 2.14 Material Contract Defaults. Except as set forth in the Columbus Schedules, Columbus is not in default in any respect under the terms of nay outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Columbus, and there is not event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Columbus has not taken adequate steps to prevent such a default from occurring.

          Section 2.15 Third-Party Consents. Included in the Columbus Schedules is a description of each contract, agreement, lease, or other commitment, written or oral, to which Columbus is a party or to which any of its properties or assets are subject to pursuant to which the consent of the other party is required in order to consummate the transactions herein contemplated, except where the failure to obtain such consent would not have a material adverse effect on the assets transferred hereto. Columbus shall utilize its best efforts to obtain from all third parties any consents that may be required in order to consummate the transactions contemplated by this Agreement.

          Section 2.16 No Conflict With Other Instruments.
   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute any event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Columbus is a party or to which any of its properties or operations are subject.

          Section 2.17 Governmental Authorizations.
   Columbus has licenses, franchises, permits and other
   governmental authorizations that are legally required to
   enable it to conduct its business in all material
   respects as conducted on the date hereof or as presently
   contemplated.   Columbus has all required approvals
   necessary to permit it to conduct its business and provide its proposed services as presently conducted.
   No authorization, approval, consent, or order of, or registration, declaration, or filing with any court or other governmental body is required in connection with the execution and delivery by Columbus of this Agreement and the consummation by Columbus of the transactions contemplated hereby.

          Section 2.18 Compliance With Laws and
   Regulations. Columbus has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Columbus or except to the extent that noncompliance would not result in the incurrence of any material liability for Columbus.

          Section 2.19 Hazardous Substances. Except as set forth in the Columbus Schedules, (a) during the period of Columbus' ownership, use, or other occupancy of its properties, Columbus has not used, gereated, manufactured, stored, treated, disposed of, or released andy hazardous waste or substance on, under, or about any of the properties, except in compliance with environmental laws; and (b) Columbus has no knowledge of , or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, except in compliance with environmental laws, or (ii) any actual or threatened litigation of claims of any kind against the Company of any other person for whose conduct it is or may be liable by any person relating to such matters. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and
   Liability Act of 1980, as amended, the Superfund
   Amendments and Reauthorization Act of 1986, the
   Hazardous Materials Transportation Act, the Resource
   Conservation and Recovery Act, the Federal Clean Water
   Act, the Occupational Safety and Health Act, or other applicable state of federal laws, rules, ordinances, bylaws, or regulations relating to or addresses the environment, health or safety.

          Section 2.20 Insurance.  Included in the Columbus
   Schedules is a completed list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Columbus maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of Columbus are insured for its benefit in the amount of their full replacement value
   (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

          Section 2.21 Insurance Claims. Except as set forth in the Columbus Schedules, during the last three years Columbus has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $10,000. Columbus is not currently aware of any pending or unasserted claims.

          Section 2.22 Transactions With Affiliates. Set forth in the Columbus Schedules is a descriptions of every contract, agreement, or arrangement between Columbus and any person who is or has ever been during the previous three years an officer of director of Columbus of person owning of record, or known by Columbus to own beneficially, 5% or more of the issued and outstanding common stock of Columbus which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Columbus and the amount paid or received, whether in cash, in services, or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Columbus than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the Columbus Schedules or otherwise disclosed herein, no officer or director of Columbus or 5% shareholder of Columbus has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Columbus.
   The Columbus Schedules also include a descriptions of any commitment by Columbus, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transactions with, any such affiliated person.

          Section 2.23 Labor Agreements and Actions.
   Columbus does not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of Columbus.
   There is no strike or other labor dispute involving
   Columbus pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Columbus or (as such business is presently conducted and as it is proposed to be conducted), and Columbus is not aware of any labor organization activity involving its employees. Columbus is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Columbus, nor does Columbus have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Columbus Schedules, the employment of each officer and employee of Columbus is terminable at the will of Columbus.

          Section 2.24 Pension Obligations. Columbus does not have any unfounded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

          Section 2,25 Information.   The information
   concerning Columbus set forth in this Agreement, in the exhibits hereto, otherwise delivered to TDI in writing in the due diligence materials, and in the Columbus
   Schedules is complete and accurate in all material respects and does not contain any untrue statement of an material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

          Section 2.26 Columbus Schedules. Columbus has delivered to TDI schedules, which are collectively, referred to as the "Columbus Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and documents, instruments and data as of such date, all certified by a duly authorized officer of Columbus as Complete, true, and correct, setting forth the information required to be disclosed by Columbus pursuant to sections 2.01 through
   2.25 of this Agreement. Columbus shall cause the Columbus Schedules and the other documents, instruments, and data delivered to TDI hereunder to be updated after the date hereof and prior to the Closing Date.

                         ARTICLE III

        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                   THE COLUMBUS SHAREHOLDERS

          As an inducement to, and to obtain the reliance of TDI, the Shareholders represent and warrant as follows:

          Section 3.01 Ownership of Columbus Stock. Each of the Shareholders, individually and not jointly and severally, represent and warrant, (i) that the number of shares of Columbus Stock set forth in Schedule 2.03 as being held by them is all of the shares of Columbus
   Stock held by such Shareholder; (ii) that such shares are held both beneficially and of record by such Shareholder; (iii) that such shares are held free and clear of any and all liens, claims, or encumbrances;
   (iv) that such Shareholder has not transferred or created any right in any other person or entity to acquire such shares; and (v) that the Shareholder has the free and unqualified right to bargain, sell, convey, transfer, and assign the Columbus Stock, without the authorization, consent, or approval of any other person or entity.

          Section 3.02 Continuity of Investment.  The
   Shareholders are acquiring the TDI Common Stock pursuant to this Agreement for investment and not with a view to the distribution thereof. None of the Shareholders has any agreement nor made any commitment to sell the shares of the TDI Common Stock to be acquired hereunder and none of the Shareholders has the present intent to sell or liquidate the TDI Common Stock to be acquired hereunder.

          Section 3.03 Release Agreements.  Each of the
   Shareholders shall execute and deliver an agreement releasing any and all claims such Shareholder may have at or prior to the Closing Date against Columbus of the technology or other assets held by Columbus.

                         ARTICLE IV

      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TDI

          As an inducement to, and to obtain the reliance of Columbus, TDI represents and warrants as follows:

          Section 4.01 Organization. TDI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted and is contemplated under the provisions of this Agreement. There is no jurisdiction in which TDI is no so qualified in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of TDI.

          Section 4.02 Authorization. The board of directors of TDI has authorized the execution and delivery of this Agreement by TDI and has approved the consummation of the transactions contemplated hereby.
   Approval of the shareholders of TDI is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding agreement of TDI enforceable between the parties in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of TDI's articles of incorporation bylaws. TDI has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or governmental body or any other person is required in connection with the execution and delivery by TDI of this Agreement and the consummation by TDI of the transactions contemplated hereby. This issuance and delivery by TDI of share of TDI Common Stock to the Shareholders pursuant to this Agreement have been duly authorized and such shares are validly issued, fully paid and nonassessable.

          Section 4.03 No Conflict With Other Instruments.
   The execution of this Agreement and the consummation of the transactions contemplated hereby, will not result in the breach of any term or provision of, or constitute and event of default under, any material contract, agreement, or instrument to which TDI is a party or to which any of its properties or operations are subject.

          Section 4.04 Information. The information concerning TDI set forth in this Agreement and in the exhibits hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                          ARTICLE V

              SPECIAL COVENANTS AND AGREEMENTS

          Section 5.01 Access to Properties and Records.
   TDI and Columbus have each afforded the officers and authorized representatives of the other full access to its properties, books, and records in order that each has had full opportunity to make such reasonable investigation as it shall have desired to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to its business and properties as the other shall from time to time reasonably request.
   Any such investigation of TDI or Columbus shall be conducted in such a manner as not to interfere unreasonably with the operations of the other and all information obtained in connection with such investigation shall be treated as confidential in accordance with section 8.01.

          Section 5.02 Third-Party Consents.  TDI and
   Columbus agree to cooperated with each other in order to obtain required third-party consents to this Agreement and the transactions herein contemplated.

          Section 5.03 Action Prior to Closing. From and after the date of this Agreement until the Closing Date and except as set forth in the Columbus Schedules or as permitted or contemplated by this Agreement, TDI and Columbus, respectively, will each:

               (a) Carry on its business in substantially the same manner as it has heretofore;

               (b) Maintain and keep its assets in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (c) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (d) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affection its assets, properties, and business;

               (e) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers;

               (f) Fully comply with and perform in all material respects all obligations and duties imposed upon it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          Section 5.04 Investment Representations and
   Warranties. The consummation of this Agreement and the issuance of TDI Common Stock to the Shareholders contemplated herein, will be made in reliance on certain exemptions form the registration requirements under the Securities Act of 1933, as amended, which set forth certain conditions under which the offer and sale of securities shall be made and which depend, among other items, on the circumstances under which such securities are acquired. In order to provide documentation for reliance upon the provisions of such exemptions for such transactions, the approval by Columbus, the Shareholders and TDI of this Agreement and the transactions contemplated hereby and/or the delivery of appropriate separate representations shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties by the Shareholders:

               (a) This Agreement is made with the
          Shareholders in reliance upon their representation to TDI, which by their execution of this Agreement they hereby confirm, that the TDI Common Stock to be acquired by them will be acquired for investment for their own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intentions of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Shareholders further represent that they do not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the TDI Common Stock.

               (b) The Shareholders understand that the TDI Common Stock has not been, and will not be, registered under the Securities Act or state securities laws, by reason of a specific exemption form the registration provisions of the Securities Act and applicable state laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein. The Shareholders understand that the shares of TDI Common Stock are characterized as "restricted securities" under the federal and state securities laws inasmuch as they are being acquired from TDI in a transaction not involving a public offering and that under such laws and applicable regulations such TDI Common Stock may be resold without registration under the Securities Act and applicable state laws only in certain limited circumstances.

               (c) The Shareholders understand that only a limited public market now exists for the TDI Common Stock and that TDI has made no assurances that a public market will exist for the TDI Common Stock in the future.

               (d) Columbus understands that the TDI Common Stock, and any securities issued in respect thereof or exchange therefore, may bear one of all of the following legends:

                    (i) `THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER THE STATE SECURITIES LAWS OF ANY STAT AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION
               THEROF UNDER SUCH ACT OF AN AVAILABLE EXEMPTION THEREFROM"

                    (ii) Any legend required by the Blue Sky laws of any
               state to the extent such laws are applicable to the shares represented by the certificate legend.

               (e) The Shareholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the TDI Common Stock, and that this transaction involves certain risks.

               (f) The Shareholders have received and read this Agreement and understand the risks related to the consummation of the transaction herein contemplated.

               (g) The Shareholders have such knowledge and experience in business and financial matters that they are capable of evaluating TDI and its business operations. The
          Shareholders and their representatives have been given the opportunity to meet with and ask questions of the officers and directors of TDI to obtain any additional information they consider material to the acquisition of the TDI Common Stock.

          Section 5.05 Further Documentation. In order to more fully document reliance on the exemptions as provided herein, the Shareholders shall execute and deliver to TDI, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like, as TDI and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

          Section 5.06 No Legal Opinion.  TDI and the
   Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

          Section 5.07 Release from Personal Liability.
   TDI shall use its best efforts, without making any guarantee with respect thereto, to secure releases from personal liability of the Shareholders of all obligations of Columbus. Notwithstanding, the
   Shareholders acknowledge and agree that TDI may not be successful in securing such releases and the failure of TDI in doing so shall no be a breach under this Agreement. In any event, TDI covenants and agrees that, if and to the extent that any creditor of Columbus requires payment from a Shareholder in respect of any such person liability, TDI will pay and discharge, and hold Shareholders harmless from, each such liability and obligation of Columbus.

                         ARTICLE VI

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

          Section 6.01 Conditions Precedent to the
   Obligations of the Parties. The obligations of TDI, the Shareholders and Columbus under the terms of this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

               (a) The representations and warranties made by Columbus and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

               (b) Columbus and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Columbus or the Shareholders prior to or at the Closing.

               (c) No litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Columbus of the Shareholders, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or which might result in a material adverse change in the assets, properties, or business of Columbus.

               (d) Columbus shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, including, without limitation, obtaining the requisite approval of the shareholders of Columbus.

               (e) TDI shall have received executed employment agreements of Mark Faldmo and Larry Gelwix in form and substance acceptable to TDI.

               (f) TDI shall have received reports from the Division of Corporations and Commercial Code of the stat of Utah confirming that there exist no encumbrances of record on any of the assets reflected on the most recent balance sheet included in the Columbus Schedules or used in the business of Columbus, except set forth in such most recent balance sheet or the Columbus Schedules.

               (g) TDI shall have received a certification that Columbus is in good standing, dated as of a date within ten (10) days prior to the Closing Date.

               (h) Columbus shall deliver to TDI a certificate, signed by a duly authorized officer of Columbus and dates as of the Closing Date, warranting that the foregoing have been satisfied and that all documents delivered at Closing are accurate and shall provide reasonable proof thereof as reasonably required by TDI.

          Section 6.03   Conditions Precedent to the
     Obligations of Columbus and the Shareholders. The obligations of Columbus and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

               (a) The representations and warranties made by TDI in this Agreement were true when made and shall be true as of the Closing Date except for changes permitted by this Agreement or made in the ordinary course of business.

               (b) TDI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by TDI prior to or at the Closing.

               (c) No litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of TDI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or which might result in any adverse material change in the assets, properties, or business operations of TDI.

               (d) TDI shall deliver to Columbus a certificate, signed by a duly authorized officer of TDI and dated as of the Closing Date, warranting that the foregoing have been satisfied and that all documents delivered at Closing are accurate and shall provide reasonable proof thereof as reasonably required by Columbus.

          Section 6.04  Other Items.  The parties hereto
    shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

                         ARTICLE VII

                         TERMINATION

          Section 7.01  Termination.  Anything contained in
    this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (a) by the mutual consent of the board of directors of TDI and board of directors of Columbus;

               (b) by TDI or Columbus, if the Closing shall not have occurred on or before November 17, 2000 (or such later date as may be mutually agreed to by TDI and Columbus);

               (c) by TDI in the event of any material breach by Columbus or the Shareholders of any of the agreements, representations, or warranties of Columbus of the Shareholders contained herein and the failure of Columbus or the Shareholders to cure such breach within seven days after receipt of notice from TDI requesting such breach to be cured; or

               (d) by Columbus of the Shareholders in the event of any material breach by TDI of any of the agreements, representations, or warranties of TDI contained herein and the failure of TDI to cure such breach within seven days after receipt of notice from Columbus requesting such breach to be cured.

          Section 7.02  Notice of Termination.  Any party
    desiring to terminate this Agreement pursuant to
    section 7.01 shall give notice of such termination to the other parties to this Agreement.

          Section 7.03  Effect of Termination.  In the
    event that this Agreement shall be terminated pursuant to this Article VII, all further obligations of the parties under this Agreement (other than sections 8.01 and 8.02) shall be terminated without further liability of any party to the other; provide that, nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                        ARTICLE VIII

                        MISCELLANEOUS

          Section 8.01  Confidential Nature of Information.
    Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby
    (whether obtained before of after the date of this Agreement), the investigation provided for herein pursuant to section 5.01 and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated , each party will return to the other party all copies of non-public documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than to their respective counsel, accountants, financial advisors or lenders) and shall not be used for any purpose to the detriment of the other party. No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed transaction hereunder; provided, however, that after the Closing TDI may use or disclose any confidential information reasonably related to the business of Columbus or the assets acquired hereunder.
    The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other that the other party, except from insiders and affiliates of such other party, (ii) is or becomes available to the public other that as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed; or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          Section 8.02  Expenses.  Each party hereto will
    pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          Section 8.03  No Brokers.   TDI and Columbus
    agree that no third person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement. TDI and Columbus each agree to indemnify the other against any claim by any third person for any commission, brokerage, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this section
    8.03 shall survive the Closing Date and the consummation of the transactions herein contemplated.

          Section 8.04  Governing Law.  This Agreement
    shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America, and, with respect to other matters of state law, the laws of the state of Arizona.

          Section 8.05  Notices.  All notices, demands,
    requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by register mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

          If to Columbus, to:      Columbus Companies, Inc.
                                   Attn: Mark Faldmo
                                   1470 South 600 West
                                   Bountiful, UT  84010
                                   Fax:  (801)295-9688

          With copies to:          Gregory E. Lindley, Esq.
                                   Ray, Quinney & Nebeker
                                   79 South Main Street, Suite 500
                                   Salt Lake City, UT  84111
                                   Fax:  (801)532-7543

          If to TDI, to:           Travel Dynamics, Inc.
                                   Attn: James P. Piccolo
                                   4150 N. Drinkwater Blvd.
                                   Fifth Floor
                                   Scottsdale, AZ  85251
                                   Fax:  (480)425-7700

          With copies to:          James R. Kruse, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   Eighth Floor, Bank One Tower
                                   50 West Broadway
                                   Salt Lake City, UT  84101
                                   Fax:  (801)531-7091

    or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

                   Section 8.06   Attorney's Fees.  In the
    event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting and judgment rendered therein.

                   Section 8.07   Schedules; Knowledge.
    Whenever in any section of this Agreement reference is made to information set forth in the Columbus
    Schedules, such reference is to information specifically set for in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

                   Section 8.08   Entire Agreement.  This
    Agreement, together with the documents to be delivered pursuant hereto, represent the entire agreement between the parties relating to the subject matter hereof.
    There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth herein.

                   Section 8.09   Survival; Termination.
    The representations, warranties, and covenants of the respective parties shall survive the Closing for a period of one year.

                   Section 8.10   Counterparts.  This
    Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

                   Section 8.11   Amendment or Waiver.
    Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be constructed as a waiver of the same of any other default then, therefore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                   IN WITNESS WHEREOF, the parties hereto
    have caused this Agreement to be executed as of the date first above written.


                                  TRAVEL DYNAMICS, INC.



                                  BY ___________________________
                                     James P. Piccolo, President



                                  COLUMBUS COMPANIES, INC.



                                  BY ____________________________
                                     I. Mark Faldmo, President



writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.



                              TRAVEL DYNAMICS, INC.



                              BY _____________________________
                                 James P. Piccolo, President



                              COLUMBUS COMPANIES, INC.


                              BY ______________________________
                                 D. Larry Gelwix, President



                              THE SHAREHOLDERS:

                              _________________________________
                              Mark Faldmo


                              _________________________________
                              D. Larry Gelwix

                   TDI COMMON STOCK ISSUED

               AT CLOSING ON NOVEMBER 17, 2000
               -------------------------------

NUBMER OF SHARES                   RECIPIENT
----------------                   ----------
375,000                            I. Mark Faldmo

375,000                            D. Larry Gelwix